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                                                                 Exhibit 10.41

              CONVERTIBLE DEBENTURE AND WARRANT PURCHASE AGREEMENT

        CONVERTIBLE DEBENTURE PURCHASE AGREEMENT ("AGREEMENT") dated as of June 29, 1999 between Cygnus, Inc., a Delaware corporation (the "COMPANY"), and each person or entity listed as an investor on SCHEDULE I to this Agreement (each individually an "INVESTOR" and collectively the "INVESTORS").

                              W I T N E S S E T H:

        WHEREAS, the Company desires to sell and issue to the Investors, and the Investors wish to purchase from the Company, 8.5% Convertible Debentures Due June 29, 2004, in the aggregate principal amount of $14,000,000 at an aggregate price of $14,000,000 and up to an additional $6,000,000 in aggregate principal amount of such convertible debentures, having the rights and privileges set forth in the form of EXHIBIT 1.1A attached hereto (the "DEBENTURES"), on the terms and conditions set forth herein;

        WHEREAS, the Debentures will be convertible into shares ("COMMON SHARES") of common stock, $0.001 par value per share, of the Company ("COMMON STOCK"), pursuant to the terms thereof, and the Investors will have registration rights with respect to such Common Shares and the Warrant Shares (as defined herein) pursuant to the terms of that certain Registration Rights Agreement to be entered into between the Company and the Investors substantially in the form of EXHIBIT 4.2(f) hereto ("REGISTRATION RIGHTS AGREEMENT"); and

        WHEREAS, to induce the Investors to purchase the Debentures, the Company has agreed to issue to the Investors certain warrants exercisable for shares of Common Stock and may issue certain additional warrants exercisable for shares of Common Stock, in the form attached as EXHIBIT 1.1B (the "WARRANTS");

        NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                  ARTICLE I.
                  PURCHASE AND SALE OF DEBENTURES AND WARRANTS

        Section 1.1 ISSUANCE OF DEBENTURES AND WARRANTS. (a) ISSUANCE. Upon the following terms and conditions, the Company shall issue and sell $14,000,000 aggregate principal amount of Debentures, and each Investor severally shall purchase from the Company, the principal amount of Debentures and Warrants to purchase the number of shares of Common Stock indicated next to such Investor's name on SCHEDULE I attached hereto, against payment by the Investors of an aggregate of $14,000,000 (the "Purchase Price") as set forth below.

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                        (b)     THE CLOSING.

                                (i)     The closing of the purchase and sale
         of the Debentures and the Warrants (the "CLOSING"), shall take place at the offices of Arnold & Porter ("INVESTORS' COUNSEL"), at 10:00 a.m., local time on the later of the following: (x) the date on which the last of the conditions set forth in Article IV hereof (other than those conditions that by their nature can only be fulfilled at the Closing, but subject to the fulfillment of such conditions) shall be fulfilled or waived in accordance herewith, or
         (y) such other time and place and/or on such other date as the Investors and the Company may agree. The date and time at which the Closing occurs is referred to herein as the "CLOSING DATE".

                                (ii)    On the Closing Date, the Company
         shall deliver to each Investor (x) a certificate or certificates (with the number of and outstanding principal amount of such certificates requested by such Investor) representing the Debentures purchased hereunder by such Investor at the Closing registered in the name of the Investor or its nominee and (y) the Warrants registered in the name of such Investor or its nominee in such denominations as reasonably requested by such Investor, and such Investor shall deliver to the Company the Purchase Price for the Debentures and Warrants purchased by such Investor hereunder at Closing by wire transfer in immediately available funds to an account designated in writing by the Company. The delivery of payment by such Investor of the Purchase Price applicable to it as set forth in this paragraph shall constitute a payment delivered to the Company in satisfaction of such Investor's obligation to pay the Purchase Price hereunder. In addition, each of the Company and each Investor shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to this Closing.


                                 ARTICLE II.
                         REPRESENTATIONS AND WARRANTIES

        Section 2.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby makes the following representations and warranties to each of the Investors as of the date hereof and on the Closing Date:

                        (a) ORGANIZATION AND QUALIFICATION; MATERIAL ADVERSE EFFECT. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company does not have any direct or indirect subsidiaries other than the subsidiaries listed on SCHEDULE 2.1(a) attached hereto. Except where specifically indicated to the contrary, all references in this Agreement to subsidiaries shall be deemed to refer to all direct and indirect subsidiaries of the Company. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary other than those in which the failure so to qualify would not have a Material Adverse Effect. "MATERIAL


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ADVERSE EFFECT" means (i) any adverse effect on the business, operations, properties, or financial condition of the entity with respect to which such term is used and its subsidiaries, or other entities controlled by such entity, taken as a whole, and which is material to such entity and its subsidiaries or other entities controlled by such entity, taken as a whole, and (ii) any condition or situation, whether or not a material adverse effect, which would reasonably be expected to prohibit or otherwise materially interfere with or prevent such entity from entering into or performing its obligations under, or from consummating the transactions contemplated by, this Agreement, the Registration Rights Agreement, the Debentures or the Warrants or any other agreement or document contemplated hereby or thereby.

                        (b)      AUTHORIZATION; ENFORCEMENT.    (i) The
Company has all requisite corporate power and authority to enter into and perform this Agreement, the Warrants, and the Registration Rights Agreement and to issue the Debentures, in accordance with the terms hereof and thereof,
(ii) the execution and delivery of this Agreement, the Warrants, and the Registration Rights Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby, including the issuance of the Debentures, the Warrants, the Common Shares and the issuance of shares of Common Stock upon exercise of the Warrants (the "Warrant Shares"), have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company, or its Board of Directors (or any committee or subcommittee thereof) or stockholders is required, (iii) this Agreement has been, and on the Closing Date the Warrants, the Debentures, and the Registration Rights Agreement will be, duly executed and delivered by the Company, and (iv) this Agreement constitutes, and upon execution, issuance and delivery thereof the Warrants, the Debentures, and the Registration Rights Agreement shall constitute, valid and binding obligations of the Company, enforceable against the Company, in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application.

                        (c)     CAPITALIZATION; INDEBTEDNESS.   (i) The
authorized capital stock of the Company consists of 55,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.001 per share (the "PREFERRED STOCK"). As of the date hereof, there are 22,646,345 shares of Common Stock and no shares of Preferred Stock issued and outstanding. All of the outstanding shares of the Company's Common Stock have been validly authorized and issued and are fully paid and nonassessable. No shares of capital stock are entitled to preemptive rights; and there are, as of June 23, 1999, outstanding options to purchase 3,768,271 shares of Common Stock and no outstanding warrants to purchase shares of Common Stock (excluding the Warrants). Except as set forth in SCHEDULE 2.1(c)(i), there are no other scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights exchangeable for or convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options,


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warrants, scrip, rights to subscribe to, or commitments to purchase or acquire, any shares, or securities or rights convertible or exchangeable into shares, of capital stock of the Company. Attached hereto as EXHIBIT 2.1(c)(i) is a true and correct copy of the Company's Certificate of Incorporation (the "CHARTER"), as in effect on the date hereof and a true and correct copy of the Company's By-Laws (the "BY-LAWS"), as in effect on the date hereof.

                                (ii)    Set forth on SCHEDULE 2.1(c)(ii) is a
complete and accurate listing of (i) all of the outstanding indebtedness of the Company, except for trade payables incurred in the ordinary course of business (the "COMPANY DEBT"), (ii) all of the principal documents that evidence the Company Debt and (iii) any collateral which has been pledged by the Company to secure any of the Company Debt. The Company has provided to Investors a correct and complete copy of, or given Investors access to, each of the documents representing such Company Debt and all amendments thereto. All of the documents representing any Company Debt are in full force and effect in accordance with their terms. There exists no material default on the part of the Company under any document evidencing any Company Debt or any event or condition which after notice or passage of time or both would constitute such a default. Except as set forth on SCHEDULE 2.1(c)(ii), the documents evidencing the Company Debt do not require the consent of any party thereto to the consummation of the transactions contemplated by this Agreement.

                        (d) ISSUANCE OF COMMON SHARES. The Common Shares and the Warrant Shares are duly authorized and reserved for issuance and, upon such conversion in accordance with the Debentures and/or exercise in accordance with the Warrants, such Common Shares and Warrant Shares will be validly issued, fully paid and non-assessable, free and clear of any and all liens, claims and encumbrances, and the holders of such Common Shares and Warrant Shares shall be entitled to all rights and preferences accorded to a holder of Common Stock. The outstanding shares of Common Stock are currently listed, and are entitled to be traded, on the Nasdaq National Market System ("NASDAQ NMS," and collectively with the American Stock Exchange and the New York Stock Exchange, the "APPROVED MARKETS") and the Company has not received any notice (written or oral) from the Nasdaq NMS (or any other Approved Market where the Common Stock is currently listed) to which the Company has not made a satisfactory response indicating that delisting of the Common Stock is under consideration.

                        (e) NO CONFLICTS. The execution, delivery and performance by the Company of this Agreement, the Registration Rights Agreement, the Warrants, and the Debentures, including the issuance of the Debentures, and the Warrants, the conversion of the Debentures into the Common Shares the exercise of the Warrants, and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) result in a violation of the Company's Charter or By-Laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company, or any of its subsidiaries is a party, or (iii) result in a violation of any federal, state, local or foreign law, rule, regulation, order,


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judgment or decree (including Federal and state securities laws and regulations) applicable to the Company, or any of its subsidiaries or by which any property or asset of the Company, or any of its subsidiaries is bound or affected, except where any such violation would not reasonably be expected to have a Material Adverse Effect on the Company. The business of the Company and its direct and indirect subsidiaries is not being conducted in violation of, and is in compliance in all material respects with, all applicable material laws, ordinances and regulations of any governmental entity except where any such violation would not reasonably be expected to have a Material Adverse Effect on the Company. Except for filings, consents and approvals required under applicable state and Federal securities laws, the Company is not required under Federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it
(x) to execute, deliver or perform any of its obligations under this Agreement, the Registration Rights Agreement, the Debentures, or the Warrants, (y) to issue and sell the Debentures or the Warrants in accordance with the terms hereof, to issue the Common Shares upon conversion of the Debentures or to issue the Warrant Shares on exercise of the Warrants or (z) to comply with the registration provisions provided in the Registration Rights Agreement.

                        (f) SEC DOCUMENTS; NO NON-PUBLIC INFORMATION; FINANCIAL STATEMENTS. The Common Stock of the Company is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and the Company is in compliance in all material respects with and has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission ("SEC") pursuant to the Exchange Act, in addition to one or more registration statements and amendments thereto heretofore filed by the Company with the SEC (all of the foregoing including filings incorporated by reference therein being referred to herein as the "SEC DOCUMENTS"). The Company has delivered or made available to the Investors true and complete copies of all SEC Documents (including, without limitation, proxy information and solicitation materials and registration statements) filed with the SEC since December 31, 1998, and all annual SEC Documents filed with the SEC since December 31, 1997. The Company has not provided to the Investors any material non-public information or any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed. As of their respective dates, the SEC Documents complied (and as of its effective date, the Registration Statement (as defined in the Registration Rights Agreement) will comply) in all material respects with the requirements of the Exchange Act (or, in the case of such Registration Statement, the Securities Act of 1933, as amended (the "ACT")) and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained (and, as of its effective date, such Registration Statement, as amended, will not contain) any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The SEC Documents contain (and, as of its effective date, such Registration Statement, as amended, will contain) all material


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information concerning the Company, and no event or circumstance has occurred which would require the Company to disclose such event or circumstance in order to make the statements in the SEC Documents not misleading on the date hereof or on the Closing Date but which has not been so disclosed. The financial statements of the Company included (or to be included) in the SEC Documents (or such Registration Statement) comply (or will comply) as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been (or will be) prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present (or will fairly present) in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

                        (g) PRINCIPAL EXCHANGE/MARKET. The principal market on which the Common Stock is currently traded is the Nasdaq NMS.

                        (h) NO MATERIAL ADVERSE CHANGE. Since March 31, 1999, no Material Adverse Effect has occurred or exists with respect to the Company and no event or circumstance has occurred that with notice or the passage of time or both is reasonably likely to result in a Material Adverse Effect with respect to the Company or any of its subsidiaries.

                        (i) NO UNDISCLOSED LIABILITIES. The Company has no liabilities or obligations not disclosed in the SEC Documents, other than those liabilities incurred in the ordinary course of the Company's businesses since March 31, 1999, which liabilities, individually or in the aggregate, do not or would have not had a Material Adverse Effect on the Company.

                        (j) NO UNDISCLOSED EVENTS OR CIRCUMSTANCES. No event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

                        (k) NO GENERAL SOLICITATION. Neither the Company, nor any of its affiliates, or, to the Knowledge of the Company, any person acting on its or their behalf, has engaged in or conducted any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) with respect to or in connection with the offer or sale of the Debentures, the Warrants, the Common Shares or the Warrant Shares. For purposes of this Agreement, "KNOWLEDGE OF THE COMPANY" shall mean the actual knowledge, without independent inquiry, of any of the executive officers of the Company.


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                        (l)     NO INTEGRATED OFFERING.  Neither the Company,
nor any of its affiliates, nor, to the Knowledge of the Company, any person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Debentures, the Warrants, the Common Shares or Warrant Shares under the Act.

                        The issuance of the Debentures, the Warrants, the Common Shares or the Warrant Shares to the Investors will not be integrated with any other issuance of the Company's securities which requires stockholder approval under the rules of the Nasdaq NMS.

                        (m) FORM S-3. The Company is eligible to file the Registration Statement (as defined in the Registration Rights Agreement) on Form S-3 under the Act and the rules promulgated thereunder, and Form S-3 is permitted to be used for the transactions contemplated by the Registration Rights Agreement under the Act and the rules promulgated thereunder.

                        (n) INTELLECTUAL PROPERTY. Except as set forth in Schedule 2.1(n), the Company owns or possesses adequate patent rights or licenses or other rights to use patent rights, inventions, trademarks, service marks, trade names and copyrights the Company reasonably believes are necessary to conduct the general business now operated by the Company, and the Company has not received any notice of infringement or conflict with asserted rights of others with respect to any patent, patent rights, inventions, trademarks, service marks, trade names or copyrights which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

                        (o)     NO LITIGATION.  Except as set forth on
SCHEDULE 2.1(o) or in the SEC Documents, no litigation, arbitration, proceeding or claim (including those for unpaid taxes) against the Company is pending or, to the Company's knowledge, threatened, and no other event has occurred, which if determined adversely would singly or in the aggregate reasonably be expected to have a Material Adverse Effect on the Company.

                        (p) BROKERS. Except for the Company's agreement with Reedland Capital Partners (which agreement has been fully disclosed to the Investors), the Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Company or any Investor relating to this Agreement or the transactions contemplated hereby.

                        (q)     OTHER INVESTORS.  Except as set forth on
SCHEDULE 2.1(q), there are no outstanding securities issued by the Company that are entitled to registration rights under the Act. Except as set forth in SCHEDULE 2.1(q), there are no outstanding securities issued by the Company that are directly or indirectly convertible into, exercisable, or exchangeable for, shares of Common Stock of the Company, that have anti-dilution, preemptive or similar rights that would be affected or triggered by the issuance of the Debentures, the Common Shares, the Warrant Shares, or the Warrants.


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                        (r)     CERTAIN TRANSACTIONS.  Except as disclosed in
the SEC Documents, or as set forth on SCHEDULE 2.1(r) attached hereto, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

                        (s) PERMITS; COMPLIANCE. The Company and each of its subsidiaries is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "COMPANY PERMITS") except where failure to possess such Company Permits would not have a Material Adverse Effect on the Company. There is no action or proceeding pending or, to the Knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits, except with respect to such Company Permits the failure of which to possess, or the cancellation or suspension of which, would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company is not in material conflict with, or in material default or material violation of, any of the Company Permits. Since December 31, 1998, the Company has not received any notification with respect to possible material conflicts, material defaults or material violations of applicable laws.

                        (t) INSURANCE. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company is engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers.

                        (u) INTERNAL ACCOUNTING CONTROLS. The Company maintains a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                        (v) ENVIRONMENTAL MATTERS. Except as otherwise disclosed in the SEC Documents, each of the Company and each of its subsidiaries is in compliance in all material respects with all applicable state and federal environmental laws, except


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where any such non-compliance would not reasonably be expected to have a
Material Adverse Effect on the Company, and no event or condition has occurred that may interfere with the compliance by the Company or any of its subsidiaries with any environmental law or that may give rise to any liability under any environmental law that, individually or in the aggregate, would have a Material Adverse Effect.

                        (w)     SOLVENCY.

                                (i) The Company's fair saleable value of its assets as of the date hereof exceeds the amount that is required to be paid as of the date hereof on or in respect of the Company's existing debts and other liabilities (including contingent liabilities) as they mature.

                                (ii)     The Company's assets do not
         constitute unreasonably small capital to carry out its business as now conducted and as proposed to be conducted including the Company's capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof.

                                (iii) The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

                                (iv)     The Company does not believe that
         final judgments against the Company in pending actions for money damages will be rendered at a time when, or in an amount such that, the Company will be unable to satisfy any such judgments promptly in accordance with their terms. The Company believes that its cash flow, after taking into account all other anticipated uses of the cash (including the payments on or in respect of debt referred to in paragraph (iii) above), will be sufficient to pay all such judgments promptly in accordance with their terms.

                                (v)      Neither the Company nor any of its
         subsidiaries is subject to any bankruptcy, insolvency or similar proceeding.

                        (x) TAXES. All federal, state, and other tax returns, reports and declarations required to be filed by the Company have been filed and such returns are complete and correct and all taxes (whether based upon income, operations, purchases, sales, payroll, licenses, compensation, business, capital, properties or assets or otherwise) shown thereon (other than set forth on SCHEDULE 2.1(x)) have been paid, except where any failure to file or to be complete or correct would not have a Material Adverse Effect on the Company.

                        (y) TITLE TO PROPERTIES; ENCUMBRANCES. SCHEDULE 2.1(y) contains a complete and accurate list of all material real property, leaseholds, or other interests in real property owned by the Company. The Company owns (with good and marketable title in the case of real property) all the properties and assets (whether real,


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personal, or mixed and whether tangible or intangible) that it purports to own. All material properties and assets listed on SCHEDULE 2.1(y) are free and clear of all encumbrances (other than as set forth on SCHEDULE 2.1(y) and except any encumbrances that would not reasonably be expected to have a Material Adverse Effect on the Company) and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature, except with respect to all such properties and assets, (a) mortgages or security interests shown on SCHEDULE 2.1(y) as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) liens for current taxes not yet due, and (c) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value, or impairs the use, of the property subject thereto, or impairs the operations the Company, and (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. All buildings, plans, and structures owned by the Company lie wholly within the boundaries of the real property owned by the Company, and do not encroach upon the property of, or otherwise conflict with the property rights of, any other person.

                        (z) EFFECTIVENESS OF SEC FILINGS. There is not in effect any stop order or other order of the SEC suspending the effectiveness of any registration involving the Company.

        Section 2.2     REPRESENTATIONS AND WARRANTIES OF THE INVESTORS.
Each of the Investors, severally (as to itself) and not jointly, hereby makes the following representations and warranties to the Company as of the date hereof and on the Closing Date:

                        (a) ORGANIZATION AND STANDING. Each of the Investors is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization and is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect.

                        (b) AUTHORIZATION; ENFORCEMENT. (i) Such Investor has the requisite power and authority to enter into and perform this Agreement and the Registration Rights Agreement and to purchase the Debentures and Warrants being sold hereunder, (ii) the execution and delivery of this Agreement and the Registration Rights Agreement by such Investor and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and (iii) this Agreement constitutes, and upon execution, issuance and delivery thereof, the Registration Rights Agreement will constitute, a valid and binding obligation of such Investor enforceable against such Investor in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application.


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                        (c)     NO CONFLICTS.  The execution, delivery and
performance by such Investor of this Agreement, and the Registration Rights Agreement, the performance by such Investor under the Debentures and Warrants and the consummation by such Investor of the transactions contemplated hereby and thereby do not and will not (i) result in a violation of such Investor's organizational documents, (ii) materially conflict with any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a material violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Investor. Such Investor is not required to obtain any consent or authorization of any governmental agency in order for it to perform its obligations under this Agreement, the Registration Rights Agreement, the Warrants and the Debentures.

                        (d) INVESTMENT REPRESENTATION. Such Investor is purchasing the Debentures and Warrants for its own account and not with a view to distribution thereof in violation of any securities laws. Such Investor has no present intention to sell the Debentures, Warrants, Common Shares or Warrant Shares in violation of Federal or state securities laws and such Investor has no present arrangement (whether or not legally binding) to sell the Debentures, Warrants, Common Shares or Warrant Shares to or through any person or entity; PROVIDED, however, that by making the representations herein, such Investor does not agree to hold the Debentures, Warrants, Common Shares or Warrant Shares for any minimum or other specific term and reserves the right to dispose of the Debentures, Warrants, Common Shares or Warrant Shares at any time in accordance with Federal and state securities laws applicable to such disposition.

                        (e) ACCREDITED INVESTOR. Such Investor is an "accredited investor" as defined in Rule 501(a)(3) of Regulation D promulgated under the Act. Such Investor has such knowledge and experience in financial and business matters in general and investments in particular that it is able to evaluate the merits and risks of an investment in the Debentures and Warrants and to protect its own interests in connection with such investment. In addition (but without limiting the effect of the Company's representations and warranties contained herein), such Investor has received such information as it considers necessary or appropriate for deciding whether to purchase the Debentures and Warrants pursuant hereto. Such Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the purchase of the Debentures and Warrants, and the business, properties, prospects, and financial condition of the Company.

                        (f) RULE 144. Such Investor understands that there is no public trading market for the Debentures, or Warrants, that none is expected to develop, and that the Debentures, and Warrants must be held indefinitely unless such Debentures or Warrants are converted or exercised, as the case may be, and the Common Shares or Warrant Shares, as the case may be, are registered under the Act or an exemption from registration is available. Such Investor has been advised or is aware of the provisions of Rule 144 promulgated under the Act.

                        (g) BROKERS. Such Investor has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Company relating to this Agreement or the transactions contemplated hereby.

                        (h) NOT AN AFFILIATE. Such Investor is not an officer, director or "affiliate" (as that term in defined in Rule 405 of the Act) of the Company.

                        (i) RELIANCE BY THE COMPANY. Such Investor understands that the Debentures and Warrants are being offered and sold in reliance on a transactional exemption from the registration requirements of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the applicability of such exemptions and the suitability of such Investor to acquire the Debentures and the, Warrants.

                        (j) FINANCIAL CONDITION. Such Investor has, or has available to it, sufficient funds to satisfy all of its financial obligations under this Agreement, including, but not limited to, the purchase of additional Debentures as set forth in Article V. Such Investor will promptly notify the Company of any event or circumstance with could reasonably be expected to hinder such Investor's ability to perform its obligations hereunder.

                        (k) NO HEDGING OR SHORT SELLING. (a) During the period sixty (60) days prior to the date of this Agreement such Investor has not engaged in any short sales or hedging of any kind in anticipation of this Agreement, and (b) during the term of this Agreement such Investor may not make any sales with the intention of reducing the price of the Common Stock to such Investor's benefit.

                        (l) WITHHOLDING. (i) (A) Such Investor (x) is not, and during the term of this Agreement, shall not become, licensed to do business as a bank or trust company in any jurisdiction or (y) is not, and during the term of this Agreement, shall not become, required to be licensed as a bank or trust company or do any act which will render itself subject to supervision or examination as a bank or trust company by any governmental authority and (B) such Investor is not controlled by, and is not acting as a conduit on behalf of, any person which is a bank or trust company or any person which is required to be licensed or registered as a bank or trust company and (C) such Investor did not derive funds required to fund its participation in the transaction contemplated under this Agreement through a back-to-back loan or other similar arrangement with a bank or trust company;
(ii) such Investor does not own, and during the term of the Debentures, will not own, directly or indirectly, ten percent (10%) or more of the total combined voting power of all classes of stock of the Company entitled to vote.


                                 ARTICLE III.
                                  COVENANTS

        Section 3.1 REGISTRATION AND LISTING; EFFECTIVE REGISTRATION. Until such time as no Debentures or Warrants are outstanding, the Company will cause the Common Stock to continue at all times to be registered under Section 12(g) of the Exchange Act, the Company will comply in all material respects with its reporting and filing obligations under the Exchange Act, and the Company will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such reporting and filing so long as it is so obligated. Until such time as no Debentures or Warrants or Additional Warrants (as defined in Section 5.2) are outstanding, the Company shall continue the listing or trading of the Common Stock on the Nasdaq NMS or one of the other Approved Markets and shall comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Nasdaq NMS or such other Approved Market on which the Common Stock is traded or listed and the National Association of Securities Dealers ("NASD"). The Company shall cause the Common Shares and the Warrant Shares to be listed on the Nasdaq NMS (or, if the Common Stock is listed on another of the Approved Markets, on such other Approved Market) no later than the registration of the Common Shares or the Warrant Shares under the Act, and at all times shall continue such listing(s) on one of the Approved Markets on which the Common Stock is traded or listed. As used herein and in the Registration Rights Agreement and the Warrants, the term "EFFECTIVE REGISTRATION" shall mean that (a) all registration obligations of the Company pursuant to the Registration Rights Agreement and this Agreement have been satisfied, (b) such registration is not subject to any suspension or stop order, (c) the prospectus for each of the Common Shares issuable upon conversion of the Debentures then outstanding, and the Warrant Shares issuable upon exercise of the Warrants then outstanding is current, (d) such Common Shares and Warrant Shares are listed for trading on one of the Approved Markets and such trading has not been suspended for any reason, (e) none of the Company or any direct or indirect subsidiary of the Company is subject to any bankruptcy, insolvency or similar proceeding, and (f) no Interfering Event (as defined in Section 2(b) of the Registration Rights Agreement) exists. For purposes of this Section 3.1, "Common Stock" means the Company's currently outstanding Common Stock or any securities into which the Common Stock is changed or converted by merger, consolidation, recapitalization, reclassification, or otherwise, so long as such Common Stock or securities are publicly held.

        Section 3.2     DEBENTURES ON CONVERSION AND WARRANTS ON EXERCISE.

                        (a) Upon any conversion by an Investor (or then holder of Debentures) of the Debentures pursuant to the terms thereof, the Company shall issue and deliver to such Investor (or holder) within three (3) Trading Days of the HOLDER CONVERSION DATE (as defined in the Debenture) a new certificate or certificates for the principal amount of Debentures which such Investor (or holder) has not yet elected to convert but which are evidenced in part by the certificate(s) submitted to the Company in connection with such conversion (with the principal amount of and denomination of such new certificate(s) designated by such Investor or holder).

                        (b) Upon any partial exercise by an Investor (or then holder of the Warrants) of the Warrants, the Company shall issue and deliver to such Investor (or holder) within three (3) days of the date on which such Warrants are exercised, a new

Warrant or Warrants representing the number of adjusted Warrant Shares, in accordance with the terms of Section 2 of the Warrants.

        Section 3.3     REPLACEMENT DEBENTURES AND WARRANTS.

                        (a)     The certificate(s) representing the
Debentures held by any Investor (or then holder) may be exchanged by such Investor (or such holder) at any time and from time to time for certificates with different denominations representing an equal aggregate principal amount of Debentures, as requested by such Investor (or such holder) upon surrendering the same. No service charge will be made for such registration or transfer or exchange.

                        (b) The Warrants will be exchangeable at the option of any Investor (or then holder of the Warrants) at the office of the Company for other Warrants of different denominations entitling such Investor (or the holder thereof) to purchase in the aggregate the same number of Warrant Shares as are purchasable under such Warrants. No service charge will be made for such transfer or exchange.

        Section 3.4 EXPENSES. The Company shall pay in immediately available funds, at the Closing and promptly upon receipt of any further invoices relating to same, all reasonable due diligence fees and expenses and attorneys' fees and expenses of the Investors' Counsel, not to exceed $35,000, incurred by the Investors in connection with the preparation, negotiation, execution and delivery of this Agreement, the Registration Rights Agreement, the Debentures, the Warrants, and the related agreements and documents and the transactions contemplated hereunder and thereunder. Prior to Closing, the Investor shall provide the Company copies of invoices relating to such fees and expenses. At Closing, the Company shall pay the amount due for such fees and expenses (which may include fees and expenses estimated to be incurred for completion of the transaction including post-closing matters). In the event such amount is ultimately less than the actual fees and expenses, the Company shall promptly pay such deficiency upon receipt of an invoice regarding same. In the event the amount is ultimately more than actual fees and expenses, the Investor shall promptly pay to the Company such difference in the amount actually provided by the Company and the amount actually invoiced by the Investor.

        Section 3.5 SECURITIES COMPLIANCE. The Company shall notify the SEC and the Nasdaq NMS, in accordance with their respective requirements, of the transactions contemplated by this Agreement, and the Debentures, the Registration Rights Agreement, and the Warrants, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation for the legal and valid issuance of the Debentures hereunder, the Common Shares issuable upon conversion thereof, the Warrants, and the Warrant Shares issuable upon exercise thereof.

        Section 3.6 DIVIDENDS OR DISTRIBUTIONS. So long as any Debentures or Warrants remain outstanding, the Company agrees that it shall not (a) declare or pay any dividends or make any distributions (other than stock dividends) to any holder or holders of Common Stock, or (b) purchase or otherwise acquire for value, directly or indirectly, any Common Stock or other equity security of the Company.

        Section 3.7 NOTICES. The Company agrees to provide all holders of Debentures and Warrants with copies of all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided to the holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such Common Stock holders.

        Section 3.8 USE OF PROCEEDS. The Company agrees that the proceeds received by the Company from the sale of the Debentures hereunder shall be used to redeem $12.5 million principal amount, plus accrued interest, of the Company's 4% senior subordinated convertible notes due 2005.

        Section 3.9     PRIVATE PLACEMENT OF COMPANY SECURITIES.

                        (a) (i) If, within twelve (12) months of the Closing Date or Additional Closing Date (as defined in Section 5.3(b)), as the case may be, the Company determines that it wishes to sell any Common Stock or securities convertible into or exchangeable for Common Stock (excluding (A) the issuance of options to purchase Common Stock, the Common Stock underlying such options or other equity securities granted to officers, directors, consultants or other employees pursuant to any stock incentive plan approved by the Board of Directors of the Company; (B) the issuance of Common Stock or other equity securities in connection with any employee stock purchase plan approved by the Board of Directors of the Company, (C) the issuance of Common Stock or securities convertible or exchangeable for Common Stock in connection with the formation of a joint venture, or as part of a strategic relationship with another person or entity or in connection with a merger or other acquisition transaction; (D) the issuance of Common Stock or warrants as contemplated by the Company's letter agreement, dated May 20, 1999, with Reedland Capital Partners; or (E) Common Stock or warrants to purchase Common Stock issued in connection with the contemplated Structured Equity Line Flexible Financing Agreement), other than pursuant to a registration statement under the Act, the Company shall first provide to all Investors still holding Debentures, a written notice (a "First Offer Notice") as follows:

                                (ii) The First Offer Notice shall state the
price at which it would like to sell such securities, the maximum number of securities it would like to sell and the other material terms of such securities. The First Offer Notice may be delivered with or without prior consultation with the Investors, at the election of the Company.

                                (iii) Each of the Investors receiving a First
Offer Notice shall have 10 Trading Days to indicate in writing (a "Purchase Notice") to the Company whether any of them wishes to accept such offer as to all or any portion of such securities. In the event that the Investors deliver Purchase Notices with respect to a total amount of securities in excess of the amount described in the First Offer Notice, the amount of securities that each Investor who delivered a Purchase Notice shall purchase shall be proportionately reduced in accordance with its holdings of Debentures at such time. In the event that the Investors deliver Purchase Notices with respect to less than all of the amount of securities described in the First Offer Notice, (x) the aggregate amount of securities purchased by all Investors shall be reduced to fifty percent (50%) of the amount set forth in the First Offer Notice if Purchase Notices are delivered with respect to 50% or more of such amount, unless the Company otherwise elects by written notice to the Investors, or (y) each Investor shall purchase the amount of securities set forth in such Investor's Purchase Notice if the Purchase Notices delivered by all Investors are delivered with respect to less than fifty percent (50%) of the amount of securities set forth in the First Offer Notice. In the event of a reduction in the aggregate amount of securities to be purchased in accordance with clause (x) of the preceding sentence, the amount of securities to be purchased by each Investor who delivered a Purchase Notice shall be proportionately reduced in accordance with such Investor's holdings of Debentures at such time.

                                (iv) If any of the Investors sends a Purchase
Notice to the Company, the Investor shall be committed to purchase the amount of securities specified (subject to any proportionate reduction contemplated by paragraph (iii) above) on the terms and conditions specified, and the closing for the sale of the securities to be purchased pursuant to a Purchase Notice shall occur at the offices of the Company within 30 days of the date of the Purchase Notice. The purchase price to be paid at such closing shall be made in immediately available funds (if the purchase price is for cash), and such payment shall be made against delivery of the securities. The Company and the Investor shall make such representations, warranties and other agreements customary for similar transactions at the Closing as each party shall reasonably request, that in no event shall be more onerous than those proposed in the transaction described in the First Offer Notice.

                                (v) If any or all of the Investors do not
timely send the Company one or more Purchase Notices, the Company shall have 60 days after the expiration of the 10 day period described in Section 3.9(a)(iii) in which enter into a binding agreement to sell to third parties such securities, in amounts, at prices and on terms not more favorable to the investor than were contained in the First Offer Notice. Promptly after any such sale, the Company shall provide to the Investors such evidence of such sale as the Investors shall reasonably request. If at the end of such 60 day period the Company has not entered into a binding agreement with respect to the sale of such securities, it shall no longer be permitted to sell such securities pursuant to this Section 3.9(a) without again fully complying with the provisions of this Section 3.9(a).

                        (b) (i) Within twelve (12) months of the Closing Date, the Company shall not sell or issue Common Stock (or other equity securities or rights exercisable or exchangeable for, or convertible into, Common Stock or such other equity securities) in a private placement at a conversion price which varies as a result of the fluctuation in the price of the Common Stock, or with an adjustment feature based on a future price of the Common Stock (a "Floating Conversion Price").

                                (ii) If at any time after twelve (12) months
from the Closing Date, the Company sells or issues Common Stock (or other equity securities or rights exercisable or exchangeable for, or convertible into, Common Stock or such other equity securities) in a private placement, excluding the issuance of any Common Stock pursuant to the contemplated Structured Equity Line Flexible Financing Agreement, at a Floating Conversion Price, the Conversion Price of the Debentures held by the Investors shall be adjusted to become the lesser of the Conversion Price or the Floating Conversion Price (at such Investor's option upon each conversion).

        Section 3.10 RESERVATION OF STOCK ISSUABLE UPON CONVERSION OF DEBENTURES AND UPON EXERCISE OF THE WARRANTS. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Debentures, and the exercise of the Warrants, free of preemptive rights, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Debentures and the full exercise of the Warrants, and, if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all the then outstanding Debentures and the full exercise of the Warrants, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including without limitation engaging in reasonable efforts to obtain the requisite stockholder approval. If at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect the conversion of all the then outstanding Debentures or the full exercise of the Warrants, the Investors shall be entitled to, INTER ALIA, the premium price redemption rights provided in the Registration Rights Agreement.

        Section 3.11 REASONABLE EFFORTS. The parties shall use their reasonable efforts to satisfy timely each of the conditions described in
Article IV and Article V of this Agreement.

        Section 3.12 FORM D; BLUE SKY LAWS; NO INTEGRATED OFFERING. The Company agrees to file a Form D with respect to the transactions contemplated by this Agreement, as required under Regulation D, and to provide a copy thereof to each Investor promptly after such filing. The Company shall, on or before each Closing Date or Additional Closing Date, take such action as the Company shall have reasonably determined is necessary to qualify the Debentures, Warrants, Common Shares and Warrant Shares for sale to the Investors at the applicable Closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to each Investor on or prior to the Closing Date. The Company will not undertake any offering of securities that would reasonably be expected to be integrated with the offering of the Debentures, Warrants, Common Shares and Warrant Shares.

        Section 3.13    NO SENIOR INDEBTEDNESS; LIMITATION ON ISSUANCE OF
EQUITY.

                  The Debentures shall rank PARI PASSU with all current and future unsecured indebtedness of the Company; PROVIDED, HOWEVER, that prior to issuing a private placement of any convertible debentures to any person or entity, excluding for this purpose any convertible debenture issued (i) pursuant to this Agreement, (ii) to any strategic partner of the Company or
(iii) in connection with any acquisition of a business or assets (other than cash) by the Company, the Company will obtain subordination agreements in form reasonably satisfactory to the Investors subordinating such convertible debentures to the Debentures.

        Section 3.14 SUBORDINATION AGREEMENT. Until the Debentures are redeemed or converted pursuant to this Agreement, in the event that the Company refinances the secured debt it owes to Silicon Valley Bank, or enters into a new agreement with a bank for debt secured by the Company's property, the Investors will enter into a subordination agreement substantially similar to that certain Subordination and Consent Agreement by and between Investors and Silicon Valley Bank dated June 29, 1999, subordinating the Debentures to the same extent as under such agreement under such refinancing or new agreement; provided, however, the Company covenants and agrees that, commencing on the date hereof and until twenty-four (24) months from the date hereof, it will not incur or permit to exist any senior indebtedness in excess of $40,000,000. If, after twenty-four (24) months from the date hereof, the Company incurs senior indebtedness in excess of $40,000,000, the Investors each shall have the right to require the Company to redeem any then outstanding Debentures held by such Investor in cash, in an amount equal to the Outstanding Principal Amount (as such term is defined in the Debenture) of such Debenture plus accrued interest and default payments, if any, to the redemption date. Any Investor electing to exercise the right to have such Investor's Debentures redeemed in accordance with the preceding sentence must give the Company written notice of such election within thirty (30) days after the date the Company gives such Investor written notice that it has incurred senior indebtedness in excess of $40,000,000. The redemption date with respect to any such redemption shall be the thirtieth (30th) day after the Company's receipt of such written notice of election from such Investor or, if such day is not a business day, the next succeeding business day. In order to receive the payment due upon redemption on the redemption date, the Investor must surrender the Debentures due to be redeemed to the Company at its principal executive office on the redemption date.

        Section 3.15 REGISTRATION RIGHTS. The Company shall file and use its best efforts to cause to become effective, as promptly as possible, a registration statement on Form S-3 under the Act (or in the event that the Company becomes ineligible to use such form, such other form as the Company is eligible to use under the Act) covering the resale of the Common Shares and the Warrant Shares issuable upon the conversion of the Debentures and the exercise of the Warrants, respectively, and shall take all action necessary to qualify the Common Shares and the Warrant Shares under all applicable state securities laws, all in accordance with the Registration Rights Agreement to be entered into by the Company and the Investors at the Closing.

        Section 3.16 LEGENDS. Upon effectiveness of the Registration Statement (as defined in the Registration Rights Agreement), the Common Shares and the Warrant Shares and certificates evidencing the same shall at all times be free of legends (except as otherwise provided herein or in the Debentures, Warrants, or Registration Rights Agreement), "stop transfers", "stock transfer restrictions" or other restrictions.

        Section 3.17 WITHHOLDING. It is the intent of the Company that the Debentures be treated as "registered obligations" under Section 871(h)(2)(B) of the Internal Revenue

Code of 1986, as amended (the "CODE") and that the interest payments thereon be treated as "portfolio interest" within the meaning of Section 871(h) of the Code. Assuming no changes in the current law applicable hereto, so long as the Investor (or any transferee thereof who is a "Holder" under the Debenture) complies with the requirements for exemption from taxation under the Code (including any compliance with any documentation requirements required by the U.S. Internal Revenue Service or otherwise, reasonably requested by the Company to establish and support such exemption) and the interest on the Debentures is not determined to be other than "portfolio interest", the Company agrees that it shall not withhold federal income taxes in respect of interest payments on the Debentures.

        Section 3.18 CORPORATE EXISTENCE. The Company will take all steps necessary to preserve and continue the corporate existence and solvency of the Company; PROVIDED, HOWEVER, that nothing herein shall be construed to limit the ability of the Company to partake in any merger, asset sale, or acquisition transaction involving the Company, subject to the Company's complying with the terms of the Debentures.


                                  ARTICLE IV.
                              CONDITIONS TO CLOSING

        Section 4.1 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO SELL THE DEBENTURES. The obligation hereunder of the Company to issue and/or sell the Debentures to the Investors at the Closing (unless otherwise specified) is subject to the satisfaction, at or before the Closing, of each of the applicable conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

                        (a) ACCURACY OF THE INVESTORS' REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Investor will be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties made as of a specific date, which will be true and correct in all material respects as of such date).

                        (b) PERFORMANCE BY THE INVESTORS. Each Investor shall have performed in all material respects all agreements and covenants and satisfied all conditions required to be performed or satisfied by it at or prior to the Closing.

                        (c) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement or the Debentures or the Warrants.

                        (d) RECEIPT OF PURCHASE PRICE. The Company shall have received payment of the Purchase Price pursuant to Section 1.1.

        Section 4.2 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE INVESTORS TO PURCHASE THE DEBENTURES. The obligation hereunder of each Investor to acquire and pay for the Debentures at the Closing (unless otherwise specified) is subject to the satisfaction, at or before the Closing, of each of the applicable conditions set forth below. These conditions are for each Investor's benefit and may be waived by each Investor at any time in its sole discretion.

                        (a) ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects as of such date).

                        (b) PERFORMANCE BY THE COMPANY. The Company shall have performed in all material respects all agreements and covenants and satisfied all conditions required to be performed or satisfied by the Company at or prior to the Closing.

                        (c) NASDAQ NMS. Trading in the Company's Common Stock shall not have been suspended by the SEC or the Nasdaq NMS (or other Approved Market), and trading in securities generally as reported by the Nasdaq NMS (or other Approved Market) shall not have been suspended or limited or minimum prices shall not have been established on securities whose trades are reported by the Nasdaq NMS, and the Common Stock shall not have been delisted from the Nasdaq NMS (or any other Approved Market where they are currently listed), and the Company shall not have received any notice (written or oral) from the Nasdaq NMS (or any other Approved Market where they are currently listed) indicating that delisting of the Common Stock is under consideration.

                        (d) NO INJUNCTION. No statute, rule, regulation, executive, judicial or administrative order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement, the Registration Rights Agreement or the Debentures or the Warrants.

                        (e) OPINION OF COUNSEL. At the Closing, the Investors shall have received an opinion of counsel to the Company addressing such matters as the Investors may reasonably request and such other opinions, certificates and documents as the Investors or their counsel shall reasonably require incident to the Closing.

                        (f) REGISTRATION RIGHTS AGREEMENT. The Company and the Investors shall have executed and delivered the Registration Rights Agreement in the form and substance of EXHIBIT 4.2(f) attached hereto.

                        (g) OFFICER'S CERTIFICATE. The Company shall have delivered to the Investors a certificate in form and substance satisfactory to the Investors and the Investors' Counsel, executed by an officer of the Company, certifying as to satisfaction of closing conditions, incumbency of signing officers, and the true, correct and complete nature of the Charter, By-Laws, good standing of and authorizing resolutions of the Company.

                        (h) DEBENTURES AND WARRANTS. The Investors shall have received certificates representing the Debentures and the Warrants to be purchased at Closing in the form and substance of EXHIBIT 1.1A and EXHIBIT 1.1B hereto.

                        (i) CONSENTS. The Company shall have received and delivered to the Investors (i) except as set forth on Schedule 4.2(i), the consent of all applicable lenders to the issuance of the Debentures, and (ii) the waiver of any and all pending events of default (or pending events which with the lapse of time or notice or both would constitute an event of default) thereunder.


                                  ARTICLE V.
                            ADDITIONAL PURCHASES

        Section 5.1 ADDITIONAL PURCHASES OF DEBENTURES. At any time prior to twelve (12) months after the Closing Date upon receipt of written notice (the "Additional Tranche Notice Date"), the Investors shall have the right, and the Company shall have the right to require the Investors, to purchase up to $6,000,000 in additional aggregate principal amount of Debentures in two separate tranches of $3,000,000 each (each an "Additional Tranche"), and each Investor severally shall purchase from the Company, an additional principal amount of Debentures, in proportion to such Investor's then holdings in exchange for a cash payment equal to the principal amount of the Debentures to be acquired; provided, however, that the second Additional Tranche Notice Date may occur no earlier than 60 days after the first Additional Tranche Notice Date. The purchase of the Debentures shall be made on substantially the same terms and conditions as the purchase of the Debentures at the initial Closing and in accordance with the terms and conditions of this Article V.

        Section 5.2 ADDITIONAL WARRANTS. If the Investors purchase or are required to purchase Debentures pursuant to Section 5.1, then concurrently with the closing of the purchase and sale of such Debentures, the Company shall issue to the Investors, in proportion to the principal amount of Debentures being purchased, additional Warrants (the "Additional Warrants") to purchase that number of shares of Common Stock equal to the quotient of $1,500,000 divided by the Closing Price (as defined in the form of Debenture attached as EXHIBIT 1.1A) at such Additional Closing Date. Additional Warrants shall have a term of five (5) years from the Additional Closing Date (as defined below) and shall be substantially in the form attached as EXHIBIT 1.1B, except that the exercise price for such Warrants shall equal 150% of the Closing Price (as defined in the form of Debenture attached as Exhibit 1.1A) at such Additional Closing Date.

        Section 5.3     ADDITIONAL TRANCHE CLOSING DATES.

                        (a) The closing of the purchase and sale of the Debentures and the Additional Warrants pursuant to this Article V shall take place at the offices of Investors' Counsel at 10:00 a.m., local time (the "Additional Closing") on the earlier of the following: (x) the date on which the last of the conditions set forth in this Article V hereof and applicable to such Additional Closing (other than those conditions that by their nature can only be fulfilled at the Additional Closing, but subject to the fulfillment of such conditions) shall be fulfilled or waived in accordance herewith, or (y) such other time and place and/or on such other date as the Investors and the Company may agree. The date and time at which the Additional Closing occurs is referred to herein as the "Additional Closing Date".

                        (b) On each Additional Closing Date, the Company shall deliver to each Investor (x) a certificate or certificates (with the number of and outstanding principal amount of such certificates requested by such Investor) representing the Debentures purchased at the Additional Closing by such Investor at the Additional Closing registered in the name of the Investor or its nominee and (y) the Warrants registered in the name of such Investor or its nominee in such denominations as reasonably requested by such Investor, and such Investor shall deliver to the Company an amount in cash equal to the principal amount of the Debentures purchased by such Investor at the Additional Closing (the "Additional Purchase Price") by wire transfer in immediately available funds to an account designated in writing by the Company. The delivery of payment by such Investor of the Purchase Price applicable to it as set forth in this paragraph shall constitute a payment delivered to the Company in satisfaction of such Investor's obligation to pay the Additional Purchase Price hereunder. In addition, each of the Company and each Investor shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the applicable Additional Closing.

        Section 5.4 CONDITIONS OF THE COMPANY TO EACH ADDITIONAL CLOSING. The obligation of the Company to issue and/or sell the Debentures and Additional Warrants to the Investors at each Additional Closing is subject to the satisfaction, at the Additional Closing Date, of the conditions set forth in Section 4.1 as of such Additional Closing Date as if made as of such Additional Closing Date. The obligation of the Company to issue and sell Debentures and Additional Warrants is subject to the additional condition that there shall have been no conversion of the Common Stock into securities of another entity, which securities are not then publicly traded.

        Section 5.5 CONDITIONS OF EACH INVESTOR TO EACH ADDITIONAL CLOSING. The obligations of each Investor with respect to each Additional Closing to acquire and pay for the Debentures and Additional Warrants are subject to the satisfaction, at the Additional Closing Date, of each of the conditions set forth in Section 4.2 (other than Section 4.2(a)) as of such Additional Closing Date as if made as of such Additional Closing Date and the additional conditions set forth below. Except for the condition set forth in
Section 5.5(b), which may not be waived, the conditions set forth in Section
4.2 and below are for each Investor's benefit and may be waived by each Investor at any time in its sole discretion.

                        (a) The representations and warranties of the Company set forth in Section 2.1 shall be true and correct in all material respects as of such Additional Closing Date as though made at that time, except as disclosed in any documents filed by the Company with the Securities and Exchange Commission or in an update to a Disclosure Schedule delivered by the Company to the Investors prior to such Additional Closing Date or where the matter not disclosed would not have a Material Adverse Effect.

                        (b) The daily dollar volume of the Company's Common Stock, as reported on an Approved Market, for 25 of 30 Trading Days prior to the Additional Tranche Notice Date is at least $1.0 million;

                        (c) The average of the closing bid prices for the Company's Common Stock on the ten (10) consecutive Trading Days ending on the Additional Tranche Notice Date and for ten (10) additional consecutive Trading Days thereafter exceeds the Conversion Price as defined in the Debentures;

                        (d) The Company shall have, and shall have maintained for each of the preceding 30 Trading Days, an Effective Registration;

                        (e) There are not, and have not been in any of the preceding 30 Trading Days, any Interfering Events (as such term is defined in the Registration Rights Agreement);

                        (f) No Event of Default (as defined in the Debentures) shall have occurred and no event shall have occurred that, following notice or the passage of time, would constitute an Event of Default, and

                        (g) The Company is not then in material breach of any of this Agreement, the Registration Rights Agreement, the Debentures or the Warrants.

        Section 5.6 ADDITIONAL PURCHASES. The Company and each Investor mutually may agree upon the terms for sale and purchase of a fourth tranche of additional debentures in an aggregate principal amount of $6 million.


                                  ARTICLE VI.
                               LEGEND AND STOCK

         The Company will issue one or more certificates representing the Debentures, Warrants and Additional Warrants in the name of the applicable Investor and in such denominations to be specified by such Investor prior to (or from time to time subsequent to) the Closing or Additional Closing. Each certificate representing such securities and any shares of Common Stock issued upon conversion or exercise thereof initially shall be stamped or otherwise imprinted with a legend substantially in the following form:

                  THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER
         THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS.
         THEY MAY NOT

         BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE
         STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE
         EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

         The Company agrees to reissue the Debentures, Warrants and Additional Warrants without the legend set forth above at such time as (i) the holder thereof is permitted to dispose of such securities and Common Stock issuable upon conversion or exercise thereof pursuant to Rule 144(k) under the Act, or (ii) such securities are sold to a purchaser or purchasers who (in the opinion of counsel to the seller or such purchaser(s), in form and substance reasonably satisfactory to the Company and its counsel) are able to dispose of such shares publicly without registration under the Act.

         Prior to an applicable Registration Statement with respect to Common Shares, Warrant Shares or Additional Warrant Shares (as defined in the Registration Rights Agreement) being declared effective, such Common Shares, Warrant Shares and Additional Warrant Shares shall bear a legend in the same form as the legend indicated above. Upon such Registration Statement becoming effective, the Company agrees to promptly, but no later than three (3) business days thereafter, issue new certificates representing such Common Shares, Warrant Shares and Additional Warrant Shares without such legend. Any Common Shares, Warrant Shares or Additional Warrant Shares issued after such Registration Statement has become effective shall be free and clear of any legends, transfer restrictions and stop orders. Notwithstanding the removal of such legend, each Investor agrees to sell the Common Shares, Warrant Shares and Additional Warrant Shares represented by the new certificates in accordance with the applicable prospectus delivery requirements (if copies of a current prospectus are provided to such Investor by the Company) or in accordance with an exception from the registration requirements of the Act.

         Nothing herein shall limit the right of any holder to pledge these securities pursuant to a bona fide margin account or lending arrangement.


                                 ARTICLE VII.
                                 TERMINATION

        Section 7.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated at any time prior to the Closing by the unanimous written consent of the Company and each of the Investors.

        Section 7.2 OTHER TERMINATION. This Agreement may be terminated by the Company or by any of the Investors at any time if the Closing shall not have been consummated by the tenth business day following the date of this Agreement; provided, however, that the party (or parties) prepared to close shall retain its (or their) right to sue for any breach by the other party (or parties) occurring prior to such termination.

                                ARTICLE VIII.
                                MISCELLANEOUS

        Section 8.1 STAMP TAXES. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Debentures and the Warrants, and the Common Shares and the Warrant Shares issued.

        Section 8.2     SPECIFIC PERFORMANCE; CONSENT TO JURISDICTION; JURY
TRIAL.

                        (a) The Company and the Investors acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

                        (b) The Company and each of the Investors (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court, the California State Courts and other courts of the United States sitting in San Francisco County, California for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and
(ii) hereby waives, and agrees not to assert in any such suit action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. To the extent permitted by applicable law, the Company and each of the Investors consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by applicable law.

                        (c) The Company and each of the Investors hereby waive all rights to a trial by jury.

        Section 8.3 ENTIRE AGREEMENT; AMENDMENT. This Agreement, together with the Registration Rights Agreement, the Warrants, the Debentures, and the agreements and documents executed in connection herewith and therewith, contains the entire understanding of the parties with respect to the matters covered hereby and thereby and, except as specifically set forth herein or therein, neither the Company nor any Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

        Section 8.4 NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing by mail, facsimile or personal delivery and shall be effective upon actual receipt of such notice. The addresses for such communications shall be:

                  to the Company:

                                Cygnus, Inc.
                                400 Penobscot Drive
                                Redwood City, CA  94063-4719
                                Attention:   Chief Executive Officer
                                Facsimile:   (650) 599-3972

                  with copies to:

                                Cygnus, Inc.
                                400 Penobscot Drive
                                Redwood City, CA  94063-4719
                                Attention:  General Counsel
                                Facsimile:  (650) 599-3913

                  to the Investors:

                               To each Investor at the address and/or fax number set forth on Schedule I of this Agreement.

                  with copies to:

                                Arnold & Porter
                                555 Twelfth Street, NW
                                Washington, D.C.  20004
                                Attention:   Richard E. Baltz
                                Facsimile:   (202) 942-5999

Any party hereto may from time to time change its address for notices by giving at least 10 days' written notice of such changed address to the other parties hereto.

        Section 8.5 INDEMNITY. Each party shall indemnify each other party against any loss, cost or damages (including reasonable attorney's fees) incurred as a result of such parties' breach of any representation, warranty, covenant or agreement in this Agreement.

        Section 8.6 WAIVERS. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

        Section 8.7 HEADINGS. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

        Section 8.8 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The parties hereto may not amend this Agreement without notice to or the consent of any third party. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of all Investors (which consent may be withheld for any reason in their sole discretion), except that the Company may assign this Agreement in connection with the sale of all or substantially all of its assets provided that the Company is not released from any of its obligations hereunder, such assignee assumes all obligations of the Company hereunder, and appropriate adjustment of the provisions contained in this Agreement, the Registration Rights Agreement, the Debentures, and the Warrants is made, in form and substance satisfactory to the Investors, to place the Investors in the same position as they would have been but for such assignment, in accordance with the terms of the Debentures, and the Warrants. Any Investor may assign this Agreement (in whole or in part) or any rights or obligations hereunder without the consent of the Company in connection with the sale or transfer of all or any portion of the Debentures held by such Investor to an affiliate or client of the Palladin Group, L.P. In the event that any Investor wishes to assign this Agreement in connection with the sale or transfer of all or any portion of the Debentures held by such Investor to any person or entity other than an affiliate or client of the Palladin Group, L.P.: (i) such Investor shall first provide to the Company a notice stating the price at which it is willing to sell such Debenture and the other material terms of the proposed sale, (ii) the Company shall have ten (10) business days to provide notice to such Investor if it wishes to accept such offer, (iii) if the Company accepts such offer, the Company shall purchase such Debentures on the terms proposed within thirty
(30) days after such acceptance and (iv) in the event the Company elects not to purchase such Debenture, such Investor may offer such Debenture to any third party on terms no more favorable to such third party than those offered to the Company, PROVIDED, HOWEVER, that no Investor may sell such Debentures if after giving effect to such sale all Debentures would be held by more than seven (7) separate persons or entities other than affiliates or clients of the Palladin Group, L.P. and that no Investor may sell such Debentures in increments of less than $500,000.

        Section 8.9 NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

        Section 8.10 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to Agreements executed and to be performed entirely within such State.

        Section 8.11 SURVIVAL. The representations and warranties and the agreements and covenants of the Company and each Investor contained herein shall survive the Closing or any Additional Closing, as the case may be, so long as any of the Debentures and Warrants remain outstanding. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, provided that no such severability shall be effective if it were to materially change the economic benefit of this Agreement to any party.

        Section 8.12 EXECUTION. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

        Section 8.13 PUBLICITY. The Company agrees that it will not disclose, and will not include in any public announcement, the name of any Investor without its consent, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. The Company agrees that it will deliver a copy of any public announcement regarding the matters covered by this Agreement, or any agreement and document executed herewith to each Investor and any public announcement including the name of an Investor to such Investor, reasonably in advance of the release of such announcements.

        Section 8.14 SEVERABILITY. The parties acknowledge and agree that the Investors are not agents, employees affiliates or partners of each other, that all representations, warranties, covenants and agreements of the Investors hereunder are several and not joint, that no Investor shall have any responsibility or liability for the representations, warranties, agreements, acts or omissions of any other Investor, and that any rights granted to "Investors" hereunder shall be enforceable by each Investor hereunder.

        Section 8.15 LIKE TREATMENT OF HOLDERS; REDEMPTION. Neither the Company nor any of its affiliates shall, directly or indirectly, pay or cause to be paid any consideration (immediate or contingent), whether by way of interest, fee, payment for the redemption or conversion of the Debentures or exercise of the Warrants, or otherwise, to any holder of Debentures or the Warrants for or as an inducement to, or in connection with the solicitation of, any consent, waiver or amendment of any terms or provisions hereof or thereof unless such consideration is required to be paid to all holders bound by such consent, waiver or amendment whether or not such holders so consent, waive or agree to amend and whether or not such holders tender their Debentures or Warrants for redemption, conversion or exercise. The Company shall not, directly or indirectly, force a conversion of any portion of the Debentures unless such conversion is made applicable to all holders of Debentures.

        Section 8.16 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                       CYGNUS, INC.



                                       By:      Craig W. Carlson
                                                -----------------------
                                       Name:    Craig Carlson
                                                -----------------------
                                       Title:   SR. VP, Finance, CFO
                                                -----------------------



                                       INVESTORS:

                                       CONESCO DIRECT LIFE INSURANCE COMPANY

                                       BY:      THE PALLADIN GROUP
                                                ATTORNEY-IN-FACT AND INVESTMENT
                                                ADVISOR

                                       By:      /s/ Jeffrey E. Devers
                                                -----------------------
                                                Jeffrey E. Devers

                                       THE GLENEAGLES FUND COMPANY

                                       BY:      THE PALLADIN GROUP
                                                ATTORNEY-IN-FACT AND INVESTMENT
                                                ADVISOR

                                       By:      /s/ Jeffrey E. Devers
                                                -----------------------
                                                Jeffrey E. Devers

                                       LANCER SECURITIES (CAYMAN) LIMITED

                                       BY:      THE PALLADIN GROUP
                                                ATTORNEY-IN-FACT AND INVESTMENT
                                                ADVISOR

                                       By:      /s/ Jeffrey E. Devers
                                                -----------------------
                                                Jeffrey E. Devers

                                       PALLADIN PARTNERS I, L.P.

                                       BY:      THE PALLADIN GROUP
                                                ATTORNEY-IN-FACT AND INVESTMENT
                                                ADVISOR

                                       By:      /s/ Jeffrey E. Devers
                                                -----------------------
                                                Jeffrey E. Devers

                                       PALLADIN OVERSEAS FUND LIMITED

                                       BY:      THE PALLADIN GROUP
                                                ATTORNEY-IN-FACT AND INVESTMENT
                                                ADVISOR

                                       By:      /s/ Jeffrey E. Devers
                                                -----------------------
                                                Jeffrey E. Devers

                                       PGEP III, L.L.C.

                                       BY:      THE PALLADIN GROUP
                                                ATTORNEY-IN-FACT AND INVESTMENT
                                                ADVISOR

                                       By:      /s/ Jeffrey E. Devers
                                                -----------------------
                                                Jeffrey E. Devers

                                       HALIFAX FUND, L.P.

                                       BY:      THE PALLADIN GROUP
                                                ATTORNEY-IN-FACT AND INVESTMENT
                                                ADVISOR

                                       By:      /s/ Jeffrey E. Devers
                                                -----------------------
                                                Jeffrey E. Devers

                                   SCHEDULE I

1.  Conseco Direct Life Insurance Company

c/o The Palladin Group, L.P.

195 Maplewood Avenue

Maplewood, N.J. 07040

2.  The Gleneagles Fund Company

c/o The Palladin Group, L.P.

195 Maplewood Avenue

Maplewood, N.J. 07040

3.  Lancer Securities (Cayman) Limited

c/o The Palladin Group, L.P.

195 Maplewood Avenue

Maplewood, N.J. 07040

4. Palladin Partners I, L.P.

c/o Palladin Administrative Services LLC

195 Maplewood Avenue

Maplewood, N.J. 07040

5.  Palladin Overseas Fund Limited

c/o The Palladin Group, L.P.

195 Maplewood Avenue

Maplewood, N.J. 07040

6.  PGEP III, L.L.C.

c/o The Palladin Group, L.P.

195 Maplewood Avenue

Maplewood, N.J. 07040

7.  Halifax Fund, L.P.

c/o The Palladin Group, L.P.

195 Maplewood Avenue

Maplewood, N.J. 07040